Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


     We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R and Class Y shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, Class R, and Class Y shares' Statement of Additional Information and to the incorporation by reference of our report, dated January 23, 2009, on the financial statements and financial highlights of Pioneer Small Cap Value Fund included in the Annual Report to the Shareowners for the year ended November 30, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A, No. 333-18639) of Pioneer Small Cap Value Fund.


                                                           /s/ ERNST & YOUNG LLP

                                                                   Massachusetts
                                                                  March 23, 2009